Exhibit 10.5

EMERGE INTERACTIVE, INC.

Stock Award Agreement

THIS AGREEMENT dated the      day of                      2005, between eMerge Interactive, Inc., a Delaware corporation (the “Company”), and                     , (the “Participant”), is made pursuant and subject to the provisions of the Company’s Amended and Restated 1999 Equity Compensation Plan (the “Plan”), a copy of which has been made available to the Participant. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1. Stock Award. Pursuant to the Plan, the Company, on                          , 2005, (the “Date of Grant”) granted to the Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, a Stock Award covering                      shares of Common Stock, hereafter described as the “Shares.”

2. Restrictions. Except as provided in this Stock Award Agreement (“Agreement”), the Shares are nontransferable and are subject to a substantial risk of forfeiture.

3. Vesting. Subject to paragraphs 4 and 5 below, the Participant’s interest in the Shares granted under this Agreement shall become nonforfeitable and transferable (“Vested”) as of the earlier of January     , 2007, or the date of a Reorganization or Change of Control, as defined by the Plan. The “Restriction Period” is the period between the Grant Date and the Vest Date.

4. Death or Disability. Paragraph 3 to the contrary notwithstanding, if the Participant’s employment with the Company terminates on account of death or Disability prior to the forfeiture of the Shares under Paragraph 5, all Shares shall become Vested as of the date of the Participant’s death or Disability. For purposes of this Agreement, the term “Disability” has the same meaning as set forth in the Plan.

5. Forfeiture. Except as provided in Paragraph 4, all Shares that are not then Vested shall be forfeited upon the termination of the Participant’s employment with the Company for any reason.

6. Fractional Shares. Fractional shares shall not Vest hereunder, and when any provision hereof may cause a fractional share to Vest, any such fractional share shall be disregarded.

7. Change in Capital Structure. The terms of this Agreement shall be adjusted as the Board determines is equitably required in the event the (a) Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Board, necessitates such action.

8. Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

9. Stock Power. With respect to any Shares that are forfeited in accordance with Paragraph 0, the Participant hereby irrevocably appoints the Company’s Chairman of the Board and the Company’s Secretary as his attorneys to transfer any forfeited Shares on the books of the Company with full power of substitution in the premises. The Company’s Chairman and Secretary shall use the authority granted in this Paragraph 9 to cancel any Shares that are forfeited in accordance with Paragraph 0. The authority granted in this Paragraph 9 shall terminate with respect to Shares on the date that such Shares become Vested in accordance with Paragraphs 0 or 4.

10. Shareholder Rights. The Participant shall have all of the rights of a Shareholder with respect to the Shares, including the right to vote the Shares and receive dividends thereon, from the Date of Grant and prior to a forfeiture of the Shares. On and after the date that any Shares are forfeited in accordance with Paragraph 0 the Participant shall have no further rights as a Shareholder with respect to the forfeited Shares. The Company shall retain custody of the certificates evidencing the Shares until the Shares become Vested in accordance with Paragraphs 0 or 4 at which time the Company shall deliver to the Participant a certificate evidencing the Vested Shares.

11. No Right to Continued Employment. This Agreement does not confer upon the Participant any right with respect to continuance of employment by the Company or an Affiliate nor shall it interfere in any way with the right of the Company or an Affiliate to terminate his employment at any time.

12. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

13. Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to him and agrees to be bound by all the terms and provisions thereof.

14. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Participant has affixed his signature hereto.

eMerge Interactive, Inc.

By:
Participant